Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

InCapta, Inc.

1950 Fifth Avenue, Suite 100

San Diego, CA 92101

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated June 6, 2016 relating to the consolidated financial statements of InCapta, Inc appearing in the entity’s Annual Report on Form 10-K for the year ended December 31, 2015.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Anton & Chia, LLP

Newport Beach, California

August 8, 2016